These Balance Sheets are being presented to show the Pro-Forma effects of two transactions on the historical amounts of Procept, Inc. as if they had occurred on March 31, 1998. Amounts referenced by "(B)" refer to Footnote B which fully describes the April 9, 1998 final closing of a unit offering, which began in January and February of 1998, where the Company sold shares of Common Stock and The Aries Fund and the Aries Domestic Fund, L.P. exchanged Preferred Stock and warrants for units of Common Stock and warrants. Amounts referenced by "(C)" refer to Footnote C which fully describes the Company's investment in VacTex, Inc., the merger of VacTex, Inc. into Aquila Biopharmaceuticals, Inc. and its effect on the Company's investment in VacTex, Inc. Neither transaction "(B)" or "(C)" had an effect on the Statements of Operations.




                                  PROCEPT, INC.

                                 BALANCE SHEETS
                                   (unaudited)
                                ----------------



                                                                                 Pro-Forma Adjustments
                                                                         ----------------------------------
                                                   March 31, 1998 (A)         Debit                Credit          Pro-Forma (A)
                                                   --------------        -------------         ------------        ----------
Assets
Current Assets:
     Cash and cash equivalents                          $2,124,110          $5,338,342 (B)                            $7,462,452
     Accounts receivable                                   151,061                                                       151,061
     Prepaid expenses and other current assets             142,498                                                       142,498
                                                   ---------------       -------------         ------------        -------------
              Total Current Assets                       2,417,669           5,338,342         $         --            7,756,011
                                                   ---------------       -------------         ------------        -------------
     Property and equipment, net                           712,883                                                       712,883
     Deferred financing charges                            126,395                                  126,395 (B)               --
     Investment in VacTex/Aquila                           300,000             475,022 (C)                               775,022
     Other assets                                          257,026                                                       257,026
                                                   ---------------       -------------         ------------        -------------
              Total Assets                              $3,813,973          $5,813,364             $126,395           $9,500,942
                                                   ===============       =============         ============        =============
Liabilities and Shareholders' Equity
Current Liabilities:
     Accounts payable                                   $1,194,383             $50,000 (B)                            $1,144,383
     Accrued compensation                                  298,724                                                       298,724
     Other current liabilities                             156,719                                  $40,000 (B)          196,719
     Current portion of capital lease obligations           13,535                                                        13,535
                                                   ---------------       -------------         ------------        -------------
              Total Current Liabilities                  1,663,361              50,000               40,000            1,653,361
                                                   ---------------       -------------         ------------        -------------
Other noncurrent liabilities                               341,742                                                       341,742
Shareholders' Equity:
     Preferred stock                                           301                 301 (B)                                    --
     Common stock                                            8,807                                   21,177 (B)           29,984
     Additional paid in capital                         65,231,471           1,166,169 (B)        6,367,240 (B)       70,432,542
     Accumulated deficit                              (59,202,464)                                                   (59,202,464)
     Cumulative dividends on preferred stock           (4,217,388)                                                    (4,217,388)
     Unrealized gain on securities available for sale          --                                   475,022 (C)          475,022
     Treasury Stock                                       (11,857)                                                       (11,857)
                                                   ---------------       -------------         ------------        -------------
              Total Shareholders' Equity                 1,808,870           1,166,470            6,863,439            7,505,839
                                                   ---------------       -------------         ------------        -------------
              Total Liabilities and
                    Shareholders' Equity                $3,813,973          $1,216,470           $6,903,439           $9,500,942
                                                   ===============       =============         ============        =============



(A), (B), (C) Refers to Notes to Balance Sheets



       The accompanying notes are an integral part of the balance sheets.

                             NOTES TO BALANCE SHEETS



A.       Basis of Presentation


         The accompanying balance sheet and Pro-Forma balance sheet as of March 31, 1998 are unaudited and have been prepared by Procept, Inc. (the "Company") in accordance with generally accepted accounting principles. The balance sheets, in the opinion of management, reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation. These balance sheets should be read in conjunction with the audited financial statements for the year ended December 31, 1997, which are contained in the Company's 1997 Annual Report on Form 10-K.


B.       Shareholders' Equity


         As part of a unit offering, the Company sold an aggregate of 1,276,000 shares of Common Stock on April 9, 1998, together with five-year warrants to purchase 1,276,000 shares of Common Stock at an exercise price of $5.00 per share. This transaction has been reflected on the balance sheets under the heading "Pro-Forma Adjustments." These securities were sold for gross proceeds of $6,380,000. After expenses the Company received cash of $5,338,342. Expenses included settlement of a $50,000 accounts payable balance in exchange for 0.5 units and the payment of $991,658 in underwriting fees which was charged to additional paid-in capital. The Pro-Forma amounts have also been adjusted to reflect legal and accounting fees of $40,000 and deferred financing costs of $126,395, all of which have been charged to additional paid-in capital. The sale of 1,276,000 shares of Common Stock resulted in increases in Common Stock of $12,760 and additional paid-in capital of $6,367,240. Also on April 9, 1998, The Aries Fund and the Aries Domestic Fund, L.P. exchanged an aggregate of 30,060 shares of Series A Convertible Preferred Stock, representing all outstanding shares of preferred stock, and warrants to purchase an aggregate 328,314 shares of Common Stock at an exercise price of $10.90 per share for units made up of 841,680 shares of Common Stock and five-year warrants to purchase 841,680 shares of Common Stock at an exercise price of $5.00 per share. The exchange of Series A Convertible Preferred Stock for Common Stock resulted in an increase in Common Stock of $8,417, a decrease in Preferred Stock of $301, and a decrease in additional paid-in capital of $8,116.

C.       Investment in VacTex/Aquila


         On April 13, 1998, VacTex, Inc. ("VacTex") was acquired by Aquila Biopharmaceuticals, Inc. ("Aquila"). The Company's investment in VacTex of 300,000 shares of common stock was converted to 113,674 shares of Aquila common stock and $128,501 of 7% debentures. This transaction has been reflected on the balance sheets under the heading "Pro-Forma Adjustments." As a result, the Company is accounting for its investment under Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" as an available for sale security and marked it to market by recording an unrealized gain of $475,022 as part of Shareholders' Equity, based on Aquila's common stock closing price on April 13, 1998. The Company's investment in VacTex was originally accounted for under the cost method since it was a restricted security, did not have a readily determinable fair value, and Procept owned less than twenty percent of VacTex.